EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-117458, 333-151583, 333-170287, 333-177839, 333-200700, 333-200703 and 333-208304 of Elizabeth Arden, Inc., of our report dated August 15, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 15, 2016